Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2019 Third Quarter Results
Third Quarter Recurring Revenue Grows 9%; Reaffirms 2019 Financial Guidance

Charleston, S.C. (October 28, 2019) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its third quarter ended September 30, 2019.

"We continue to gain momentum in our aim to delight customers through innovative cloud solutions, and it is clear that the progress we've made is resonating with the individuals that use our solutions every day. Earlier this month, we hosted a record number of attendees at the 20th annual bbcon, the premier tech gathering for organizations focused on the latest trends and innovations driving the social good community forward," said Mike Gianoni, Blackbaud's president and CEO. "Among the many product and innovation updates across all of our vertical markets, we announced the general availability of Blackbaud Church Management™, which is already transforming the church technology landscape. Within just one year of announcing plans for Blackbaud Church Management, we now serve churches in more than half of the 50 U.S. states, representing congregations of all different sizes and spanning more than 10 denominations. This pace of innovation is extraordinary in our industry."

Third Quarter 2019 Results Compared to Third Quarter 2018 Results:

•	Total GAAP revenue was $221.1 million, up 5.5%, with $205.2 million in GAAP recurring revenue, representing 92.8% of total GAAP revenue. GAAP recurring revenue was up 8.8%.

•	Total non-GAAP revenue was $221.4 million, up 5.4%, with $205.5 million in non-GAAP recurring revenue, representing 92.8% of total non-GAAP revenue. Non-GAAP recurring revenue was up 8.6%.

•	Non-GAAP organic recurring revenue increased 5.6%.

•	GAAP income from operations was $7.9 million, with GAAP operating margin of 3.6%, a decrease of 390 basis points.

•	Non-GAAP income from operations was $36.6 million, with non-GAAP operating margin of 16.5%, a decrease of 240 basis points.

•	GAAP net income was $4.6 million, with GAAP diluted earnings per share of $0.09, down $0.14.

•	Non-GAAP net income was $26.9 million, with non-GAAP diluted earnings per share of $0.56, down $0.03.

•	Non-GAAP free cash flow was $62.5 million, an increase of $4.7 million.

"We've posted solid recurring revenue growth through the first three quarters of the year, and anticipate carrying that performance through the end of 2019," said Tony Boor, Blackbaud's executive vice president and CFO. "The investments we're making in innovation are delivering tremendous value for our existing customers and we've created entirely new product opportunities in our Higher Education and Faith verticals. The investments into sales and marketing are improving our ability to scale, increase our selling footprint, and position us to drive future growth. We're planning to continue these heightened investments though the end of the year."

An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Recent Company Highlights:

•	Blackbaud sees record attendance at milestone bbcon, the premier tech gathering for social good

•	Blackbaud announces general availability of breakthrough Church Management software

•	YourCause, a part of Blackbaud, expands global footprint

•	CEO Mike Gianoni named one of America's most innovative leaders by Forbes

•	With the release of its second annual social responsibility report, Blackbaud provides an in-depth look at the company’s purpose, people, governance and impact on the world

•	For the second consecutive year, AnitaB.org recognizes Blackbaud as one of the Top Companies for Women Technologists

Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.

Dividend
Blackbaud announced today that its Board of Directors has declared a fourth quarter 2019 dividend of $0.12 per share payable on December 13, 2019 to stockholders of record on November 27, 2019.

Financial Outlook
Blackbaud today reaffirmed its 2019 full year financial guidance:

•	Non-GAAP revenue of $880 million to $910 million

•	Non-GAAP operating margin of 16.7% to 17.2%

•	Non-GAAP diluted earnings per share of $2.11 to $2.28

•	Non-GAAP free cash flow of $124 million to $134 million

Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

Adoption of New Lease Accounting Standard
On January 1, 2019, we adopted Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2016-02, Leases (Topic 842) ("ASU 2016-02"), using the transition method that allowed us to initially apply the guidance at the adoption date of January 1, 2019 without adjusting comparative periods presented. ASU 2016-02 requires lessees to record most leases on their balance sheet but recognize expenses in the income statement in a manner similar to previous guidance. The impacts of adoption are reflected in Blackbaud's guidance and other financial information herein. We have provided more detailed information regarding the impact of our adoption of ASU 2016-02 in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 3, 2019.

Conference Call Details
What:    Blackbaud's 2019 Third Quarter Conference Call
When:    October 29, 2019
Time:     8:00 a.m. (Eastern Time)
Live Call:     800-289-0459 (US/Canada); passcode 357233
Webcast:    Blackbaud's Investor Relations Webpage

PRESS RELEASE

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, companies, education institutions, healthcare organizations and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, and Facebook.

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director of Investor Relations
843-654-2655
steve.hufford@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial results, expectations that our revenue will continue to grow, and expectations that we will achieve our projected 2019 full-year financial guidance. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-

PRESS RELEASE

related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$29,084	$30,866
Restricted cash due to customers	243,056	418,980
Accounts receivable, net of allowance of $4,791 and $4,722 at September 30, 2019 and December 31, 2018, respectively	90,700	86,595
Customer funds receivable	7,784	1,753
Prepaid expenses and other current assets	75,321	59,788
Total current assets	445,945	597,982
Property and equipment, net	37,285	40,031
Operating lease right-of-use assets	110,840	—
Software development costs, net	94,055	75,099
Goodwill	630,644	545,213
Intangible assets, net	327,089	291,617
Other assets	64,154	65,363
Total assets	$1,710,012	$1,615,305
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$34,169	$34,538
Accrued expenses and other current liabilities	63,947	46,893
Due to customers	250,840	420,733
Debt, current portion	7,500	7,500
Deferred revenue, current portion	320,982	295,991
Total current liabilities	677,438	805,655
Debt, net of current portion	495,556	379,624
Deferred tax liability	47,237	44,291
Deferred revenue, net of current portion	2,014	2,564
Operating lease liabilities, net of current portion	100,133	—
Other liabilities	6,177	9,388
Total liabilities	1,328,555	1,241,522
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 60,207,091 and 59,327,633 shares issued at September 30, 2019 and December 31, 2018, respectively	60	59
Additional paid-in capital	442,803	399,241
Treasury stock, at cost; 11,022,799 and 10,760,574 shares at September 30, 2019 and December 31, 2018, respectively	(287,163)	(266,884)
Accumulated other comprehensive loss	(13,665)	(5,110)
Retained earnings	239,422	246,477
Total stockholders’ equity	381,457	373,783
Total liabilities and stockholders’ equity	$1,710,012	$1,615,305

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenue
Recurring	$205,227	$188,656	$611,789	$562,251
One-time services and other	15,893	20,876	50,795	65,137
Total revenue	221,120	209,532	662,584	627,388
Cost of revenue
Cost of recurring	87,645	76,535	259,013	221,964
Cost of one-time services and other	14,152	18,702	42,874	56,482
Total cost of revenue	101,797	95,237	301,887	278,446
Gross profit	119,323	114,295	360,697	348,942
Operating expenses
Sales, marketing and customer success	55,499	49,077	165,963	143,047
Research and development	25,941	24,218	80,304	75,473
General and administrative	28,897	24,894	84,557	78,392
Amortization	703	1,237	3,231	3,707
Restructuring	400	(914)	3,083	3,585
Total operating expenses	111,440	98,512	337,138	304,204
Income from operations	7,883	15,783	23,559	44,738
Interest expense	(5,111)	(4,140)	(16,233)	(11,960)
Other income (expense), net	2,158	(147)	4,521	359
Income before provision for income taxes	4,930	11,496	11,847	33,137
Income tax provision (benefit)	364	332	1,263	(2,370)
Net income	$4,566	$11,164	$10,584	$35,507
Earnings per share
Basic	$0.10	$0.24	$0.22	$0.75
Diluted	$0.09	$0.23	$0.22	$0.74
Common shares and equivalents outstanding
Basic weighted average shares	47,757,769	47,279,591	47,668,235	47,174,903
Diluted weighted average shares	48,464,529	48,160,146	48,223,712	48,074,698
Other comprehensive (loss) income
Foreign currency translation adjustment	(3,893)	1,047	(5,321)	(1,333)
Unrealized (loss) gain on derivative instruments, net of tax	(363)	566	(3,234)	2,410
Total other comprehensive (loss) income	(4,256)	1,613	(8,555)	1,077
Comprehensive income	$310	$12,777	$2,029	$36,584

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Nine months ended September 30,
(dollars in thousands)	2019	2018
Cash flows from operating activities
Net income	$10,584	$35,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,998	59,993
Provision for doubtful accounts and sales returns	6,192	4,760
Stock-based compensation expense	43,621	35,683
Deferred taxes	(75)	1,430
Amortization of deferred financing costs and discount	564	564
Other non-cash adjustments	2,047	(2,085)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(6,375)	(4,480)
Prepaid expenses and other assets	(5,129)	(12,372)
Trade accounts payable	(74)	(134)
Accrued expenses and other liabilities	(13,592)	(6,923)
Deferred revenue	20,363	25,888
Net cash provided by operating activities	122,124	137,831
Cash flows from investing activities
Purchase of property and equipment	(9,597)	(12,910)
Capitalized software development costs	(34,513)	(26,629)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(109,353)	(45,315)
Other investing activities	500	—
Net cash used in investing activities	(152,963)	(84,854)
Cash flows from financing activities
Proceeds from issuance of debt	371,200	219,900
Payments on debt	(255,625)	(233,225)
Employee taxes paid for withheld shares upon equity award settlement	(20,279)	(27,398)
Proceeds from exercise of stock options	7	11
Change in due to customers	(215,942)	(425,218)
Change in customer funds receivable	(6,283)	(4,371)
Dividend payments to stockholders	(17,705)	(17,484)
Net cash used in financing activities	(144,627)	(487,785)
Effect of exchange rate on cash, cash equivalents and restricted cash	(2,240)	(285)
Net decrease in cash, cash equivalents and restricted cash	(177,706)	(435,093)
Cash, cash equivalents and restricted cash, beginning of period	449,846	640,174
Cash, cash equivalents and restricted cash, end of period	$272,140	$205,081
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	September 30, 2019	December 31, 2018
Cash and cash equivalents	$29,084	$30,866
Restricted cash due to customers	243,056	418,980
Total cash, cash equivalents and restricted cash in the statement of cash flows	$272,140	$449,846

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
GAAP Revenue	$221,120	$209,532	$662,584	$627,388
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	259	571	1,691	1,838
Non-GAAP revenue	$221,379	$210,103	$664,275	$629,226

GAAP gross profit	$119,323	$114,295	$360,697	$348,942
GAAP gross margin	54.0%	54.5%	54.4%	55.6%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	259	571	1,691	1,838
Add: Stock-based compensation expense	784	1,270	2,549	4,010
Add: Amortization of intangibles from business combinations	11,225	10,625	33,970	31,688
Add: Employee severance	19	279	1,134	866
Add: Acquisition-related integration costs	—	—	—	25
Subtotal	12,287	12,745	39,344	38,427
Non-GAAP gross profit	$131,610	$127,040	$400,041	$387,369
Non-GAAP gross margin	59.5%	60.5%	60.2%	61.6%

GAAP income from operations	$7,883	$15,783	$23,559	$44,738
GAAP operating margin	3.6%	7.5%	3.6%	7.1%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	259	571	1,691	1,838
Add: Stock-based compensation expense	14,866	10,730	43,621	35,683
Add: Amortization of intangibles from business combinations	11,928	11,862	37,201	35,395
Add: Employee severance	48	682	3,660	1,713
Add: Acquisition-related integration costs	1,024	756	2,206	3,383
Add: Acquisition-related expenses	220	269	1,030	1,874
Add: Restructuring costs	400	(914)	3,083	3,585
Subtotal	28,745	23,956	92,492	83,471
Non-GAAP income from operations	$36,628	$39,739	$116,051	$128,209
Non-GAAP operating margin	16.5%	18.9%	17.5%	20.4%

GAAP income before provision for income taxes	$4,930	$11,496	$11,847	$33,137
GAAP net income	$4,566	$11,164	$10,584	$35,507

Shares used in computing GAAP diluted earnings per share	48,464,529	48,160,146	48,223,712	48,074,698
GAAP diluted earnings per share	$0.09	$0.23	$0.22	$0.74

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	364	332	1,263	(2,370)
Add: Total non-GAAP adjustments affecting income from operations	28,745	23,956	92,492	83,471
Non-GAAP income before provision for income taxes	33,675	35,452	104,339	116,608
Assumed non-GAAP income tax provision(1)	6,735	7,090	$20,868	$23,322
Non-GAAP net income	$26,940	$28,362	$83,471	$93,286

Shares used in computing non-GAAP diluted earnings per share	48,464,529	48,160,146	48,223,712	48,074,698
Non-GAAP diluted earnings per share	$0.56	$0.59	$1.73	$1.94

(1)	Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
GAAP revenue	$221,120	$209,532	$662,584	$627,388
GAAP revenue growth	5.5%		5.6%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(5,250)	571	(14,194)	5,056
Non-GAAP organic revenue (2)	$215,870	$210,103	$648,390	$632,444
Non-GAAP organic revenue growth	2.7%		2.5%

Non-GAAP organic revenue (2)	$215,870	$210,103	$648,390	$632,444
Foreign currency impact on non-GAAP organic revenue (3)	1,457	—	5,413	—
Non-GAAP organic revenue on constant currency basis (3)	$217,327	$210,103	$653,803	$632,444
Non-GAAP organic revenue growth on constant currency basis	3.4%		3.4%

GAAP recurring revenue	$205,227	$188,656	$611,789	$562,251
GAAP recurring revenue growth	8.8%		8.8%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(5,490)	571	(13,963)	4,887
Non-GAAP organic recurring revenue	$199,737	$189,227	$597,826	$567,138
Non-GAAP organic recurring revenue growth	5.6%		5.4%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

(dollars in thousands)	Nine months ended September 30,
	2019	2018
GAAP net cash provided by operating activities	$122,124	$137,831
Less: purchase of property and equipment	(9,597)	(12,910)
Less: capitalized software development costs	(34,513)	(26,629)
Non-GAAP free cash flow	$78,014	$98,292